EXHIBIT 10.5
ORLANDO FOURTH AMENDMENT TO THE MASTER AGREEMENT

This is a Fourth Amendment (the “Fourth Amendment”) to the Purchase Agreement dated September 22, 2010 and the Exhibits attached thereto entered into by and between THE ORLANDO RESERVOIR NO. 2 COMPANY, LLC, a Colorado limited liability company (hereinafter referred to as “Seller”) and TRWC, INC., a Colorado corporation d/b/a TWO RIVERS WATER COMPANY (hereinafter referred to as “Buyer”).   The Purchase Agreement is modified by that certain First Amendment to Purchase Agreement dated to be effective October 14, 2010 (the “First Amendment”), by that certain Second Amendment to Purchase Agreement dated November 19, 2010 (the “Second Amendment”), and by that Third Amendment to Purchase Agreement dated December 20, 2010 (the “Third Amendment”).  The Purchase Agreement and the Exhibits attached thereto, the First Amendment, the Second Amendment and the Third Amendment are hereinafter collectively referred to as the “Agreement.” Seller and Buyer are individually referred to hereinafter as a “Party” and collectively as the “Parties.”

To the extent of any inconsistencies between the terms of the Agreement and this Fourth Amendment, the terms of this Fourth Amendment will control.  Capitalized terms used herein, if not separately defined in this Fourth Amendment, will have the same meanings ascribed to them in the Agreement.

WHEREAS, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby amend the Agreement as follows:

1.           Regarding Subsection 1.2 of the Agreement, the Parties agree that the Purchase Price for the Property shall be $3,100,000.00, and shall be payable as follows:  One Hundred Thousand Dollars ($100,000.00) payable in cash at Closing, and Three Million Dollars ($3,000,000.00) payable in the form of a Promissory Note from TRW Orlando Water Assets, LLC to Seller in the form attached hereto as Exhibit 1 and incorporated herein by this reference (the “Promissory Note”).  The Promissory Note shall be secured by a Deed of Trust in the form of Exhibit 2 attached hereto (the “Deed of Trust”) and by a collateral pledge of the membership interests in TRW Orlando Water Assets, LLC, a Colorado limited liability company, which shall take title to the Property in accordance with Paragraph 5 below.  Buyer shall provide to Seller, at Seller’s expense, a lender’s title insurance policy insuring the lien of the Deed of Trust as a first and prior lien against the Land. Buyer covenants and agrees to continue efforts to raise funds sufficient to pay off the obligations under the Promissory Note and agrees to use all commercially reasonable efforts to prepay the Promissory Note to the fullest extent possible if its financing efforts are successful, and this covenant shall survive the Closing.  There shall not be any credit against the Purchase Price for the $30,000.00 lease payment made by Buyer pursuant to the parties’ May 28, 2010 Water Lease.  The Parties agree that the Purchase Price shall be allocated between the Land and the various Water Rights and the Covenant Not to Compete Agreement (required by Section 5.2 of the Agreement) as follows:

LAND (Orlando Reservoir No. 2):                                                                           $ 100,000.00

WATER RIGHTS:
Orlando Storage Rights:                                                      $2,370,000.00
Butte Valley Ditch                                                      $500,000.00
Robert Rice Ditch                                                      $125,000.00

COVENANT NOT TO COMPETE:                                                                           $5,000.00

2.
Buyer agrees to apply any interest accrued on the Deposit toward payment of closing costs.  Seller shall be responsible for the payment of all closing costs not paid for by the interest accrued on the Deposit.

3.
Regarding Section 5.2 of the Agreement, the Parties have agreed upon the terms and conditions of the Service Agreement, and the agreed upon Service Agreement that shall be executed at the Closing is attached hereto as Exhibit 3 and incorporated herein by this reference.

4.
Regarding Section 5.2 of the Agreement, the Parties have agreed upon the terms and conditions of the Covenant Not to Compete Agreement, and the agreed upon Non-compete Agreement that shall be executed at the Closing is attached hereto as Exhibit 4 and incorporated herein by this reference.

5.
Regarding Section 5.5 of the Agreement, the Parties have agreed upon the initial terms and conditions and form of the Recreational Use and Access Agreement, a copy of which is attached hereto as Exhibit 5 and incorporated herein by this reference (the “Recreational Easement”). The Parties agree to execute the Recreational Easement at the Closing, which agreement shall remain subject to future amendments as provided for in the Recreational Easement.

6.
Seller agrees to the assignment and assumption of the Agreement by TRW Orlando Water Assets, LLC, a Colorado limited liability company, whose sole member is Two Rivers Water, LLC, a Colorado limited liability company.  TRW Orlando Water Assets, LLC shall receive title to the Property at the Closing.  The Promissory Note referenced in Paragraph 1 above shall be executed by TRW Orlando Water Assets, LLC.  Additionally, both Buyer and TRW Orlando Water Assets, LLC shall execute the Service Agreement, the Covenant Not to Compete and the Recreational Easement.

7.
The Parties stipulate and agree that “Buyer” as defined in the Purchase Agreement and the amendments thereto should be “Two Rivers Water Company, a Colorado corporation” rather than “TRWC, Inc., a Colorado corporation d/b/a Two Rivers Water Company.”

8.
From and after the Closing, the Parties agree to execute and deliver such other and further documents and agreements as may be requested by a Party to more fully implement and document the intent of the Parties as set forth in this Agreement.  This covenant shall survive the Closing.

9.	Except as modified by this Fourth Amendment, all terms of the Agreement remain in full force and effect.

10.	This Fourth Amendment is executed to be effective as of the 28th day of January, 2011.

SELLER:

THE ORLANDO RESERVOIR NO. 2 COMPANY, LLC,
a Colorado limited liability company

____________________________________
By: Randle W. Case II
Its:  Co-Manager

BUYER:

TWO RIVERS WATER COMPANY
a Colorado corporation

___________________________________
By: Wayne Harding
Its: Chief Financial Officer and Corporate Secretary